UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2005

VESTIN GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8379 West Sunset Road Las Vegas, Nevada		89113

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     As a result of the closing on January 5, 2005 of the previously disclosed transaction with Planned Licensing, Inc., Joseph Namath and James Walsh, Vestin Group, Inc. (the “Company”) has less than 500,000 shares outstanding held by non-affiliates. The Company was advised by NASDAQ on January 7, 2005 that it no longer meets the publicly held shares requirement for continued listing on the NASDAQ SmallCap Market. The Company plans to have its shares quoted on the OTC Bulletin Board.

ITEM 8.01. Other Events.

     As previously disclosed, the staff of the Pacific Regional Office of the Securities and Exchange Commission (“SEC”) has been conducting an informal inquiry into certain matters related to the Company, Vestin Fund I, LLC (“Fund I”), Vestin Fund II, LLC (“Fund II”), and Vestin Fund III, LLC (together with Fund I and Fund II, the “Funds”). The Company has fully cooperated during the course of the informal inquiry. On January 6, 2005 the Company received from the SEC an “Order Directing Private Investigation and Designating Officers to Take Testimony” which appears to focus on the financial reporting of the Funds. The Company intends to continue to cooperate fully in this matter and believes that it has complied with SEC disclosure requirements. The Company cannot predict the outcome of this matter.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Group, Inc., a Delaware corporation

Date: January 7, 2005	By:	/s/ MICHAEL V. SHUSTEK
Michael V. Shustek
Chief Executive Officer